UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 9, 2023

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	88-1807259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bala Plaza East, Suite 502	19004
Bala Cynwyd, PA (Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, on March 1, 2023, Radius Global Infrastructure, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), entered into an Agreement and Plan of Merger (as amended or otherwise modified from time to time, the “Merger Agreement”) with APW OpCo LLC, a Delaware limited liability company (“OpCo”), Chord Parent, Inc., a Delaware corporation (“Parent”), Chord Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Chord Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, (a) Merger Sub II will be merged with and into OpCo (the “OpCo Merger”), with OpCo surviving the OpCo Merger as a subsidiary of Parent and the Company, and (b) Merger Sub I will be merged with and into the Company, (the “Company Merger” and, together with the OpCo Merger, the “Mergers”), with the Company surviving the Company Merger as a subsidiary of Parent. On April 7, 2023, the Company filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (“SEC”), and on May 12, 2023, the Company filed a definitive proxy statement (the “Proxy Statement”) with the SEC, in each case in connection with the Mergers.

Since the filing of the Preliminary Proxy Statement, five complaints have been filed in federal courts of New York and Delaware by purported Company stockholders against the Company and the members of board of directors of the Company (the “Company Board”) in connection with the Mergers: Ryan O’Dell v. Radius Global Infrastructure, Inc. et al., 23-cv-2956 (S.D.N.Y.) (filed on April 7, 2023); Elaine Wang v. Radius Global Infrastructure, Inc. et al., 23-cv-3068 (S.D.N.Y.) (filed on April 12, 2023); Shannon Jenkins v. Radius Global Infrastructure, Inc. et al., 23-cv-3657 (S.D.N.Y.) (filed on May 1, 2023); Joseph Zappia v. Radius Global Infrastructure, Inc. et al., 23-cv-04076 (S.D.N.Y.) (filed May 16, 2023); and Katherine Finger v. Radius Global Infrastructure, Inc. et al., 23-cv-0543 (D. Del.) (filed May 18, 2023) (collectively, the “Federal Stockholder Litigation”). Each of the complaints in the Federal Stockholder Litigation alleges, among other things, that the defendants caused to be filed with the SEC a materially incomplete and misleading Preliminary Proxy Statement and/or Proxy Statement in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder. Additionally, on May 24, 2023, a complaint, captioned Robert Garfield v. Radius Global Infrastructure, Inc. et al., 2023-10321 (Pa. D.&C.) was filed in state court in Pennsylvania by a purported Company stockholder against the Company, the members of the Company Board and EQT Partners, Inc. in connection with the Mergers (the “Garfield Complaint”). The Garfield Complaint alleges, among other things, that the defendants caused to be filed with the SEC a materially incomplete and misleading Proxy Statement and asserts claims for negligent misrepresentation and concealment under Pennsylvania common law against the defendants. The Company has also received ten demand letters from purported Company stockholders alleging disclosure deficiencies in the Preliminary Proxy Statement and/or Proxy Statement and demanding issuance of corrective disclosures (such letters, together with the Federal Stockholder Litigation and the Garfield Complaint, the “Litigation Matters”).

The plaintiffs in the Federal Stockholder Litigation seek various remedies, including: an order enjoining the defendants from proceeding with the Mergers unless and until the defendants disclose certain allegedly material information that was allegedly omitted from the Preliminary Proxy Statement; rescinding the Merger Agreement or any of the terms thereof to the extent already implemented or granting rescissory damages; awarding the plaintiffs the costs and disbursements of their actions, including reasonable attorneys’ and expert fees and expenses; and granting such other and further relief as the court may deem just and proper. The plaintiff in the Garfield Complaint seeks various remedies, including: an order declaring the defendants negligently misrepresented, concealed and omitted facts and/or aided and abetted in doing so; enjoining the closing of the Mergers until trial or until the defendants make corrective and complete disclosures; awarding the plaintiff interest, attorney’s fees, expert fees and other costs; and granting such other relief as the court may find just and proper.

The Company believes that the claims asserted in the Litigation Matters are without merit and no additional disclosures are required under applicable laws. However, in order to avoid the risk of the Litigation Matters delaying or adversely affecting the Mergers and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily make the following supplemental disclosures to the Proxy Statement, as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the

Litigation Matters that any additional disclosure was or is required. This Current Report on Form 8-K is also being filed to update the disclosures with respect to the antitrust and foreign investment approvals required in connection with the Mergers.

These supplemental disclosures will not change the consideration to be paid to the Company’s stockholders in connection with the Mergers or the timing of the special meeting of the Company’s stockholders (the “Special Meeting”) to be held virtually via live webcast on June 15, 2023, beginning at 8:30 a.m. Eastern Time. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/RADI2023SM. The Company Board, acting upon the unanimous recommendation of a committee of the Company Board consisting only of independent and disinterested directors of the Company Board, continues to unanimously recommend that you vote “FOR” the proposals to be voted on at the Special Meeting described in the Proxy Statement.

Supplemental Disclosures to the Proxy Statement

The following disclosures in this Current Report on Form 8-K supplement and update the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. All page references are to the Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement. In the following supplemental disclosures, new text within amended and supplemented paragraphs from the Proxy Statement is bold and underlined, while deleted text is stricken-through, where applicable.

Supplemental Disclosures in Connection with the Litigation Matters

The disclosure in the section entitled “Proposal 1: Adoption of the Merger Agreement—Background of the Mergers”, beginning on page 38 of the Proxy Statement is amended as follows:

The first sentence of the sixth paragraph on page 42 is amended and supplemented as follows:

On May 24, 2022, the Company Board, acting by unanimous written consent, authorized and created the Transaction Committee, comprised of Thomas C. King, Nick S. Advani, Antoinette Cook Bush, and Ashley Leeds (each an independent and disinterested director), and empowered the Transaction Committee with full authority to review, consider, evaluate, negotiate, accept, reject and recommend any potential WholeCo transaction in which one or more officers, directors, stockholders or affiliates of the Company may have material interests that would be additional to and/or materially different from the interests of disinterested Company Stockholders.

The last paragraph beginning on page 42 and ending on page 43 is amended and supplemented as follows:

On June 6, 2022, the Transaction Committee adopted guidelines to govern discussions between potential counterparties in a WholeCo transaction and Company management concerning Company management’s willingness to enter into any potential rollover arrangements and/or post-closing employment and compensation arrangements (the “June 2022 Guidelines”), which included, among other things, requiring any person involved in the WholeCo transaction to keep the Transaction Committee and its advisors informed on a prompt basis and to obtain the Transaction Committee’s consent prior to engaging in certain discussions. The June 2022 Guidelines were subsequently shared with the Company Board and Company management.

The sixth full paragraph on page 52 is amended and supplemented by adding the following sentence to the end of such paragraph:

The non-disclosure agreement with Party L included standstill agreements, which expired upon the Company’s entry into the Merger Agreement.

The disclosure in the section entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of Citi”, beginning on page 62 of the Proxy Statement is amended as follows:

The first full paragraph on page 65, under the subheading “Discounted Cash Flow Analysis” is amended and supplemented as follows:

Citi conducted a discounted cash flow analysis of Radius using the December 31, 2023 – 2032 Management Forecasts (as defined in the section of this proxy statement titled “— Certain Financial Forecasts”), in which Citi calculated the estimated present value (as of December 31, 2022) of the standalone unlevered after-tax free cash flows that Radius was forecasted to generate during calendar year 2023 through calendar year 2032 as reflected in the December 31, 2023 – 2032 Management Forecasts. For purposes of this analysis, stock-based compensation was treated as a cash expense. Based on its professional judgment and experience, Citi calculated terminal values for Radius at the end of the projection period by applying a selected range of perpetuity growth rates of 3.00% to 3.50% (which Citi derived by utilizing its professional judgment and experience and taking into consideration, among other factors, Radius management’s views regarding future growth, as well as long-term growth expectations for the industry and trend in the overall economy generally) to the standalone unlevered after-tax fee cash flows of Radius in the terminal year of approximately $389 million as reflected in the December 31, 2023 – 2032 Management Forecasts. Citi then discounted to present value (as of December 31, 2022) the standalone unlevered after-tax free cash flows and implied estimated terminal value using discount rates ranging from 7.90% to 8.60%, derived from a calculation of the weighted average cost of capital of Radius, which Citi performed utilizing the capital asset pricing model with inputs that Citi determined were relevant based on publicly available data and Citi’s professional judgment including target capital structure, after-tax cost of debt, unlevered asset beta, tax rates, the equity market risk premium and yields for U.S. treasury notes. This analysis indicated an implied firm value reference range for Radius of approximately $1,913 million to $3,072 million. From this range of implied firm values, Citi subtracted Radius’ net debt of approximately $1,238 million, as of December 31, 2022 (calculated as debt less cash), and the present value as of December 31, 2022 of Series A Founder Preferred Stock implied annual dividends calculated by Citi based on theoretical future prices for the shares of Class A Common Stock calculated by Citi at a cap rate of 5.9% as described in the section below titled “— Present Value of Future Share Price Analysis” and discounted to present value using discount rates ranging from 7.90% to 8.60%, and divided the results by a~~the~~ number of shares of Class A Common Stock outstanding on a fully diluted basis as of February 24~~28~~, 2023, ranging from approximately 110 million to 113 million calculated using the treasury stock method, based on information provided by Radius management.

The second bullet on page 66, under the subheading “Other Information” is amended and supplemented as follows:

•

Precedent Premiums Paid. Citi reviewed publicly available data relating to premiums paid in 478 all-cash U.S. publicly traded company transactions announced between 2012 and 2022, with transaction values between $1 billion and $10 billion (excluding transactions involving financial institutions as targets). Citi applied a selected range of one-day premiums of 20% to 40% (derived, based on Citi’s professional judgment and experience, from the premiums paid in such transactions over the target companies involved in such transactions unaffected closing stock price) to (a) to the closing price of Class A Common Stock of $11.72 per share on February 24, 2023, and (ii) to the closing price of Class A Common Stock of $8.59 per share on November 8, 2022, the closing price prior to Radius’ third fiscal quarter earnings announcement date, imply approximate per share equity value reference ranges for Radius of (i) $14.05 to $16.40 per share, and (ii) $10.30 to $12.05 per share, respectively.

The disclosure in the section entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of Goldman Sachs”, beginning on page 67 of the Proxy Statement is amended as follows:

The last paragraph on page 68, under the subheading “Illustrative Discounted Cash Flow Analysis” is amended and supplemented as follows:

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Radius to derive a range of illustrative present values per share of Class A Common Stock. For purposes of this analysis, stock-based compensation was treated as a cash expense. Using the mid-year convention for discounting cash flows and discount rates ranging from 7.9% to 8.7%, reflecting estimates of Radius’ weighted average cost of capital, Goldman Sachs discounted to present value, as of December 31, 2022, (i) estimates of unlevered free cash flow for Radius for the calendar years 2023 through 2032, as reflected in the Forecasts and (ii) a range of illustrative terminal values for Radius, which were calculated by applying terminal growth rates ranging from 3.0% to 3.5%, to a terminal year estimate of the unlevered free cash flow to be generated by Radius of approximately $389 million, as reflected in the Forecasts (which analysis implied annualized in-place rent yield of 5.5% to 7.1%). The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Radius’ target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Radius, as well as certain financial metrics for the United States financial markets generally.

The first full paragraph on page 69, under the subheading “Illustrative Discounted Cash Flow Analysis” is amended and supplemented as follows:

Goldman Sachs derived a range of illustrative enterprise values for Radius by adding the ranges of present values it derived above. Goldman Sachs then derived a range of illustrative equity values for Radius by subtracting from the range of illustrative enterprise values it derived for Radius (i) the net debt of Radius of approximately $1,238 million, as of December 31, 2022 (calculated as debt less cash), as provided and approved for Goldman Sachs’ use by the management of Radius and (ii) the present value, as of December 31, 2022, of Series A Founder Preferred Stock implied annual dividends calculated by Goldman Sachs based on theoretical future prices for the shares of Class A Common Stock which were calculated by Goldman Sachs using the Forecasts by applying a constant cap rate of 6.2% to estimates of Radius’ annualized in-place rent for each of calendar years 2022 through 2026 using the methodology described in the section below titled “—Illustrative Present Value of Future Share Price Analysis” and using discount rates ranging from 7.9% to 8.7%, reflecting estimates of Radius’ weighted average cost of capital. Goldman Sachs then divided the range of illustrative equity values it derived by a~~the~~ number of fully diluted outstanding shares of Class A Common Stock as of February 24~~28~~, 2023 ranging from approximately 110 million to 113 million, as provided by and approved for Goldman Sachs’ use by the management of Radius, using the treasury stock method, to derive a range of illustrative present values per share of Class A Common Stock ranging from $5.35 to $16.11.

The first paragraph on page 70, under the subheading “Premia Paid Analysis” is amended and supplemented as follows:

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for 149 all-cash acquisition transactions announced during the period from January 1, 2013 through February 24, 2023 involving a public company in the TMT sector based in the United States as the target where the disclosed enterprise value for the transaction was greater than $1 billion. For the entire period, using publicly available information, Goldman Sachs calculated the 25th percentile and the 75th percentile premia of the price paid in these ~~the~~ 149 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction and the target’s highest closing stock price during the 52-week period prior to the date of the target’s last undisturbed closing stock price. With respect to the target’s last undisturbed closing stock price prior to the announcement of the transaction, this analysis indicated an overall premium of 28%, and a 25th percentile premium of 19% and 75th percentile premium of 46% across the entire period. With respect to the target’s last undisturbed 52-week high closing stock price prior to the announcement of the transaction, this analysis indicated an overall premium of 6%, and a 25th percentile premium of negative 5% and 75th percentile premium of 17% across the entire period. Using this analysis, Goldman Sachs applied a reference range of illustrative premia of 19% to 46% to the undisturbed closing price per share of Class A Common Stock of $11.72 as of February 24, 2023 and calculated a range of implied equity values per share of Class A Common Stock of $13.95 to $17.11.

The last paragraph beginning on page 71 and ending on page 72, under the subheading “General” is amended and supplemented by adding the following sentence to the end of such paragraph:

From 1999 to 2017, Mr. Advani, a member of the Transaction Committee, held various roles at Goldman Sachs.

The disclosure in the section entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of Barclays”, beginning on page 74 is amended as follows:

The last paragraph on page 76, under the subheading “Discounted Cash Flow Analysis” is amended and supplemented as follows:

To calculate the estimated enterprise value (“EV”) of the Company using the discounted cash flow method, Barclays added the Company’s projected after-tax unlevered free cash flows for fiscal years 2023 through 2032 based on the December 31, 2023 – 2032 Management Forecasts to the “terminal value” of the Company as of the end of fiscal year 2032, and discounted such amount to its present value using a mid-year convention and a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking earnings before interest, taxes, depreciation and amortization and subtracting cash taxes and capital expenditures. The residual value of the Company at the end of the forecast period, or “terminal value,” was estimated by selecting a range of perpetuity growth rates ranging from 3.0% to 3.5%, which were derived by Barclays using its professional judgment and experience, taking into account, among other things, trends in the economy generally and in industries and sectors in which the Company operates. The range of after-tax discount rates of 8.0% to 8.5% was selected based on an analysis of the weighted average cost of capital of the Company and the selected comparable companies, which were derived by application of the Capital Asset Pricing Model and took into account certain metrics including the unlevered beta of the Company and the selected companies referenced in the section below titled “—Selected Comparable Company Analysis” market risk premium, cost of debt and marginal tax rate.

Barclays then calculated a range of implied prices per share of Class A Common Stock by subtracting actual net debt of approximately $1,238 million, as of December 31, 2022, from the estimated EV using the discounted cash flow method and dividing such amount by approximately 110 million, which was the fully diluted number of shares of Company Capital Stock as of February 28, 2023, based on information provided by management of the Company (excluding the impact of potential dividends elected to be paid in stock to holders of shares of Series A Founder Preferred Stock). The following summarizes the result of these calculations:

The second sentence of the last paragraph on page 80, under the subheading “General” is amended and supplemented as follows:

“As compensation for its services in connection with the Mergers, the Company has agreed to pay ~~paid~~ Barclays a fee of $2,500,000 for~~upon~~ the delivery of Barclays’ opinion, which is referred to as the “Opinion Fee.”

The last paragraph beginning on page 80 and ending on page 81, under the subheading “General” is amended and supplemented by adding the following sentence to the end of such paragraph:

From December 2009 through March 2016, Mr. King, chair of the Transaction Committee, held several senior roles at Barclays, including serving as Chief Executive Officer of Investment Banking, Chairman of the Investment Banking Executive Committee, and a member the Barclays Group Executive Committee.

The disclosure in the section entitled “Proposal 1: Adoption of the Merger Agreement—Tax Protection Agreement”, beginning on page 92 of the Proxy Statement is amended and supplemented as follows:

On March 1, 2023, Mr. Berkman, EQT and PSP agreed that, upon the Closing, subject to and in accordance with the Merger Agreement, Mr. Berkman will, and Parent will cause the Company TPA Parties to, enter into the TPA, pursuant to which the Company TPA Parties will indemnify Mr. Berkman and certain of his affiliated entities (the “Berkman TPA Parties”) for any cash~~current~~ taxes resulting from certain non-ordinary course actions that are taken by the Company TPA Parties, including (i) actions that cause the Surviving LLC to be treated as a corporation for tax purposes, or that require the Berkman TPA Parties to exchange their ownership interests in the Surviving LLC for equity in the Surviving Corporation (or another holding company formed to indirectly hold all of the Surviving LLC’s assets) or for cash, equity in another entity or other property, (ii) the failure to comply with certain tax covenants that would impact the tax liability of the Berkman TPA Parties and (iii) actual or deemed dispositions of property owned directly or indirectly by the Surviving LLC on the Closing Date that result in an allocation of Surviving LLC income or gain to the Berkman TPA Parties under section 704(c) of the Code. In the event that the Company TPA Parties take such actions, they will be liable for grossed-up tax amounts associated with the income or gain recognized by Mr. Berkman or such of his affiliated entities as a result of such actions. The Company TPA Parties’ liability under the TPA is capped at (i) $32 million in the aggregate within the first 20 years of the Closing Date and (ii) $22.5 million in the aggregate after the twentieth anniversary of the Closing Date; however, ~~in certain limited circumstances,~~ the cap will be increased to $40 million if the Sponsors choose to engage in certain transactions on or prior to the fifth anniversary of the Closing Date that would require the Berkman TPA Parties to exchange their ownership interests in the Surviving LLC for equity in the Surviving Corporation or another holding company formed to indirectly hold all of the Surviving LLC’s assets. As of the date of this proxy statement, no amounts have been paid to Mr. Berkman or any of his affiliated entities under the terms of the TPA.

Supplemental Disclosure in Connection with Regulatory Approvals

The disclosure in the section entitled “Proposal 1: Adoption of the Merger Agreement—Regulatory Approvals Required for the Mergers”, beginning on page 100 is amended as follows:

The first paragraph on page 101, under the subheading “Regulatory Approvals” is amended and supplemented as follows:

The Mergers are subject to receipt of consents, approvals or other clearances under (a) the antitrust laws of the European Union, China and Chile (and if Parent determines in accordance with terms set forth in the confidential disclosure schedules that approval is required, Turkey and Israel), (b) the foreign investment laws of Australia,

France, Germany, Italy, Romania, Spain and the United Kingdom and (c) the foreign investment laws of each of Belgium, Canada, the Netherlands and the Republic of Ireland, solely in the event any such jurisdiction enacts a new (or expands an existing) mandatory and/or suspensory pre-closing foreign investment law applicable to the transactions contemplated by the Merger Agreement following the date of the Merger Agreement. As of May 12, 2023, the parties submitted filings with the applicable governmental authorities under (i) the antitrust laws of the European Union, China and Chile; and (ii) the foreign investment laws of Australia, France, Germany, Italy, Romania, Spain and the United Kingdom. Clearance was received from such governmental authorities under the antitrust laws of China on June 1, 2023 and the European Union on June 7, 2023 and the foreign investment laws of Germany on April 27, 2023, ~~and~~ Spain on May 3, 2023, Italy on May 16, 2023, the United Kingdom on May 31, 2023 and Australia on June 1, 2023.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed transaction, the Company filed the Proxy Statement with the SEC on May 12, 2023. Promptly after filing the Proxy Statement with the SEC, the Company mailed the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. The proxy statement and other documents (when available) can also be obtained free of charge from the Company by directing a request to the Company’s Investor Relations at investorrelations@radiusglobal.com or by calling 1-484-278-2667.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2023 annual meeting of stockholders on Schedule 14A filed with the SEC on April 28, 2023, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this communication, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, results of operations, plans and objectives, macroeconomic conditions and our proposed transaction with certain affiliates of EQT Active Core Infrastructure fund (“EQT”) and Public Sector Pension Investment Board (“PSP”). In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may,” “will,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy, liquidity and proposed transaction with certain affiliates of affiliate of EQT and PSP. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to: our proposed transaction with certain affiliates of EQT and PSP may not be completed in a timely manner or at all, including the risk that any required antitrust and foreign investment approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect us or the expected benefits of the proposed transaction or that the approval of our stockholders is not obtained; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure (a) to receive any required antitrust and foreign investment approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals) and (b) to satisfy conditions related to (i) there being no event of default under certain of the Company’s existing debt facilities, (ii) certain waivers of change of control provisions under certain of the debt agreements of the Company and its subsidiaries being in full force and effect at the closing, including the possibility that such waivers fail to be in full force and effect at the closing because any two of William H. Berkman, Scott G. Bruce and Richard I. Goldstein have ceased to continue in their current capacities as Chief Executive Officer, President and Chief Operating Officer of the Company, respectively, at the closing and (iii) the Company having a specified minimum cash balance and the Company or any of its subsidiaries having an additional specified amount of additional cash, in each case at the closing; the possibility that compliance with the minimum cash condition to the consummation of the proposed transaction may limit the growth of the Company’s business, depending on the availability to the Company of other sources of capital that are permitted under the terms of the Merger Agreement; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances that would require us to pay a termination fee or other expenses; the effect of the announcement or pendency of the proposed transaction on our ability to retain and hire key personnel, our ability to maintain the relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from our ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to our operations, including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our subsequent filings under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

Date: June 9, 2023	By:	/s/ Glenn J. Bresinger
	Name:	Glenn J. Bresinger
	Title:	Chief Financial Officer and Treasurer